UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2010
PMFG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 14, 2010, PMFG, Inc. (the “Company”) issued a press release announcing that it has appointed John Conroy as Vice President — Engineering & Product Development of the Company, effective as of December 10, 2010. Mr. Conroy is 45 years old. Prior to his appointment, Mr. Conroy served as the Company’s Director of Business Development and Product Development — CEFCO Systems since July 12, 2010. Prior to joining Peerless, Mr. Conroy was the General Manager of Red Hawk Texas, a division of United Technologies Corporation from 1996 until July 2010. While at Red Hawk, Mr. Conroy performed various duties, including managing business development and sales and assisting with the restructuring of operations. He also served as the President of Forney Corporation, another subsidiary of United Technologies Corporation, from 2004 to 2008 and as the Vice President of Engineering from 2002 to 2004. Mr. Conroy has over 20 years of sales, engineering and management experience. Mr. Conroy holds an MBA from Southern Methodist University and a Bachelor of Science in Chemical Engineering from the University of California at Berkeley.
Mr. Conroy previously entered into an employment agreement with the operating entity of the Company, Peerless Mfg. Co., effective as of July 12, 2010 (the “Employment Agreement”) when he joined the Company as the Director of Business and Product Development. The Employment Agreement is for a two-year term and provides for a base salary of $190,000. Mr. Conroy will also participate in the Company’s executive bonus and long term incentive plan and will be entitled to receive a bonus contingent upon the Company’s financial performance.
The Employment Agreement also provides for severance compensation to Mr. Conroy in the event of a termination as a result of the change of control of the Company, as further described by the Employment Agreement. If Mr. Conroy is terminated within one year following a change-in-control, as defined in the Agreement, he is entitled to (1) severance compensation in an amount equal to 75% of his then-current annual base salary plus any earned pro-rated bonus for the fiscal year during which the termination occurred and (2) continue to receive employee welfare benefits substantially similar to those he was entitled to receive from the Company immediately prior to his termination for a period of 3 months, as further described in the Employment Agreement.
A copy of Mr. Conroy’s Employment Agreement is attached hereto as Exhibit 10.1 and a copy of the press release announcing Mr. Conroy’s appointment is attached hereto as Exhibit 99.1 and each is incorporated herein by reference. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement of John Conroy dated July 12, 2010

99.1	Press Release dated December 14, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.
By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary
Date: December 14, 2010

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